UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
July 27, 2006
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On July 27, 2006, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”), pursuant to the Nevada Revised Statutes and the Bylaws of the Company, approved an increase in the authorized size of the Company’s Board of Directors from six (6) directors to seven (7) directors, designating the newly created vacancy as a Class III directorship. On the same date, the Board elected Connie Matsui to fill the newly created vacancy on the Board as a Class III director. Ms. Matsui was also appointed as a member of the Company’s Audit Committee. In connection with Ms. Matsui’s election, she will receive the compensation and benefits payable to a non-employee director serving as a director and committee member pursuant to the Company’s 2005 Outside Directors’ Stock Plan.
          The Company issued a press release announcing the election of Ms. Matsui on July 31, 2006. The press release is attached to this Form 8-K as Exhibit 99.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On July 27, 2006, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”), pursuant to the Nevada Revised Statutes and the Bylaws of the Company, approved an amendment to the Company’s Bylaws increasing the authorized size of the Company’s Board of Directors from six (6) directors to seven (7) directors. The text of the revised language is attached to this Form 8-K as Exhibit 99.2. No other terms of the Bylaws were amended or revised.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued July 31, 2006.

99.2	Revised Section 3.2 to Amended and Restated Bylaws.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
July 31, 2006	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer